EXHIBIT 99.1

JOINT FILING AGREEMENT

Orson Oliver, The Estate of Harry Kletter, The Harry Kletter Family Limited Partnership and K & R, LLC each hereby agree, in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, that the Schedule 13D filed herewith, and any amendments thereto, relating to the shares of common stock of Industrial Services of America, Inc. is, and will be, jointly filed on behalf of each such person and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.  In evidence thereof, the undersigned hereby executes this Agreement as of the date set forth below.

Dated: January 20, 2015

/s/ Orson Oliver
Signature

Orson Oliver
Name

ESTATE OF HARRY KLETTER

By:	/s/ Orson Oliver
Orson Oliver, Personal Representative

K & R, LLC
By: Kletter Holdings, LLC
Its: Sole Member

By:	/s/ Orson Oliver
Orson Oliver, President

THE HARRY KLETTER FAMILY LIMITED PARTNERSHIP
By: Kletter Holdings, LLC
Its: General Partner

By:	/s/ Orson Oliver
Orson Oliver, President